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                                                                  Exhibit (a)(5)
                             [MATRIXONE LETTERHEAD]

To:      All Eligible MatrixOne Employees

From:    Bonnie Legere, Stock Option Plan Administrator

Date:    February 3, 2003

Re:      ACTION REQUIRED - Offer to Exchange Options

As a follow-up to the letter you received today from Mark F. O'Connell regarding the offer to exchange options, enclosed please find the following documents relating to the offer:

         1. MatrixOne's Tender Offer Statement on Schedule TO (excluding exhibits);
         2.  Offer to Exchange dated February 3, 2003;
         3.  Election Form;
         4.  Withdrawal Form;
         5. Personal Option Status Report, which details each of your eligible options as of February 3, 2002; and
         6. New Replacement Option Report, which indicates the total number of new replacement options you will receive if you elect to tender all of your eligible options.

Please carefully read the enclosed documents and the letter from Mark F. O'Connell so that you will understand the risks of participating in the offer before you make any decisions regarding the offer. We also recommend that you consult with your own tax and financial advisers before deciding whether to participate in the offer.

Regardless of whether you accept or reject the offer, you must properly complete and sign the Election Form in accordance with its instructions, and fax, mail or hand deliver it to:

         Bonnie Legere
         Stock Option Plan Administrator
         MatrixOne, Inc.
         210 Littleton Road
         Westford, MA 01886
         USA
         Fax Number: (978) 589-5702

before the offer expires at 5:00 P.M., Eastern Standard Time, on March 5, 2003. If the offer is extended, we will notify you of the new time and date of expiration and all Election Forms must be received before such date and time. If I have not received your Election Form before the offer expires, you will be deemed to have rejected this offer and your current options will remain outstanding subject to their original terms and conditions. Delivery by e-mail will not be accepted.

If you have any questions after reviewing the enclosed documents, please feel free to contact me at (978) 589-4065 or bonnie.legere@matrixone.com.

/s/ Bonnie Legere
-----------------
Bonnie Legere
Stock Option Plan Administrator

Enclosures